EXHIBIT 99.2


  HISTORICAL FINANCIAL SUMMARIES OF THE INTERESTS IN THE OIL AND GAS REVENUES
     AND DIRECT OPERATING EXPENSES OF THE PROPERTIES ACQUIRED BY MAYNARD OIL
           COMPANY FROM PENNZOIL EXPLORATION & PRODUCTION COMPANY
                              (Dollars in Thousands)


                                                            (Unaudited)
                                     Year ended         Three Months ended
                                    December 31,             March 31,
                                  1994        1993        1995       1994
                                  ----        ----        ----       ----

  Oil and gas revenues          $ 5,413    $ 5,663      $ 1,129    $ 1,411
  Direct operating expenses       2,098      3,041          286        700
                                -------    -------      -------    -------

  Revenues in excess of
    direct operating expenses   $ 3,315    $ 2,622      $   843    $   711
                                =======    =======      =======    =======